Exhibit 99.1

February 5, 2018

To:	All Canadian Securities Regulatory Authorities

cc:	Toronto Stock Exchange (via SEDAR)

New York Stock Exchange, Inc. (via egovdirect.com)

The Canadian Depository for Securities Ltd. (via Transfer Agent)

Re:	Encana Corporation

Notice of Annual Meeting of Shareholders

and Notice of Record Date

We advise the following with respect to the upcoming Annual Meeting of Shareholders of Encana Corporation:

Meeting Type	Annual

Securities Entitled to Receive Notice of & Vote at the Meeting	Common Shares

CUSIP Number	292505 104

ISIN Number	CA292505 104 7

Record Date for Notice & Voting	March 7, 2018

Beneficial Ownership Determination Date	March 7, 2018

Meeting Date	May 1, 2018

Meeting Location	Calgary, Alberta

Issuer mailing directly to non-objecting beneficial owners	No

Issuer will pay for objecting beneficial owner material distribution	Yes

Issuer using notice-and-access for registered investors	Yes

Issuer using notice-and-access for non-registered Investors	Yes

Notice-and-access stratification criteria	No

Per:	“Dawna I. Gibb”
Dawna I. Gibb, Assistant Corporate Secretary

Encana Corporation Suite 4400, 500 Centre Street SE PO Box 2850 Calgary, Alberta Canada T2P 2S5 t 403.645.2000 f 403.645.3400 www.encana.com